Exhibit 10.2

GLOBAL AMENDMENT TO PROMISSORY NOTES

This GLOBAL AMENDMENT TO PROMISSORY NOTES (the “Amendment”) is dated effective as of February 19, 2024 (the “Amendment Effective Date”), by and between EzFill Holdings, Inc., a Delaware Corporation (the “Company”) and AJB Capital Investments, LLC, a Delaware limited liability company (“AJB” and together with the Company, the “Parties”).

WHEREAS, the Company and AJB entered into and executed that certain Promissory Note, dated as of April 19, 2023, (the “April 2023 Note”) and as amended by that certain Amended and Restated Promissory Note, dated May 17, 2023 (the “Amended and Restated Note”); and

WHEREAS, on September 22, 2023, the Company issued to AJB an additional Promissory Note in a principal amount of up to $600,000 (the “September 2023 Note”); and

WHEREAS, on October 13, 2023, the Company issued to AJB an additional Promissory Note in a principal amount of up to $320,000 (the “October 2023 Note” the April 2023 Note, the Amended and Restated Note, the September 2023 Note, and the October 2023 Note collectively to be referred to as the “Notes”); and

WHEREAS, the Company and AJB would like to amend the Notes to change certain terms set forth in the Notes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Notes, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Notes, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Notes.

Section 1.2(a) of the Notes is hereby amended to add the following language

Notwithstanding anything to the contrary set forth herein, the Conversion Price shall not exceed a price of $1.54 per share.

5. Not a Novation. This Amendment is a modification of the Notes only and not a novation.

6. Effect on Notes and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Notes and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

7. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

AJB CAPITAL INVESTMENTS, LLC

By:
Name:
Title:

EZFILL HOLDINGS, INC.

By:
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer

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